Exhibit 3.5

                      AMENDED CERTIFICATE OF DESIGNATIONS,
                       RIGHTS, PREFERENCES AND LIMITATIONS

                                       of

                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       of
                       BESTNET COMMUNICATIONS CORPORATION


 Pursuant to Title 7, Chapter 78, Section 78.1955 of the Nevada Revised Statutes

     BestNet Communications Corporation, a corporation organized and existing under the laws of the State of Nevada, in accordance with the requirements of Title 7, Chapter 78, Section 78.1955 of the Nevada Revised Statutes, does hereby submit this Amended Certificate of Designations as follows:

     1. The name of the corporation is BestNet Communications Corporation (the "Corporation").

     2. A Certificate of Designations, Rights, Preferences and Limitations of Series B Convertible Preferred Stock was filed in the office of the Secretary of State of Nevada on April 25, 2000.

     3. No shares of the Series B Convertible Preferred Stock are issued or outstanding as of the date hereof.

     4. That the Board of Directors of the Corporation, at a special meeting duly called and held on April 24, 2003, at which a quorum was present and acting throughout, adopted a resolution providing for a decrease in the number of authorized shares of the Corporation's Series B Convertible Preferred Stock of One Thousand (1,000) shares, par value $0.001 per share, so that the number of such authorized shares shall be zero (0) shares. Such One Thousand (1,000) shares shall resume the status as authorized but unissued shares of Preferred Stock, not allocated to any series. A copy of the authorizing resolution is attached hereto as Exhibit A.

     WE, THE UNDERSIGNED, being the President and Secretary, respectively, of the Corporation, for the purpose of amending a series of the preferred stock of the Corporation and setting forth the designations, rights, preferences and limitations thereof pursuant to the requirements of Title 7, Chapter 78, Section
78.1955 of the Nevada Revised Statutes, do make this certificate hereby declaring and certifying that this is our act and deed and that the facts herein stated are true, and accordingly have hereunto set our hands as of this 24th day of April 2003.



                                            /s/  Robert A. Blanchard
                                            -----------------------------------
                                                 Robert A. Blanchard, President


                                            /s/  Paul H. Jachim
                                            -----------------------------------
                                                 Paul H. Jachim, Secretary



STATE OF MICHIGAN          )
                           )ss.
COUNTY OF KENT             )

     On this 24th day of April 2003, before me, a Notary Public, personally appeared Robert A. Blanchard, President of BestNet Communication Corporation, a Nevada corporation, who acknowledged that he executed the above instrument on behalf of the corporation.


                                            -----------------------------------
                                            Notary Public

My Commission Expires:


--------------------

STATE OF MICHIGAN          )
                           )ss.
COUNTY OF KENT             )

     On this 24th day of April 2003, before me, a Notary Public, personally appeared Paul H. Jachim, Secretary of BestNet Communication Corporation, a Nevada corporation, who acknowledged that he executed the above instrument on behalf of the corporation.


                                            -----------------------------------
                                            Notary Public

My Commission Expires:


--------------------

                                    EXHIBIT A
                                    ---------

                        Certified Copy of the Resolution
                          of the Board of Directors of
            BestNet Communications Corporation, a Nevada corporation



     RESOLVED, that the Board of Directors hereby authorizes and directs that the number of authorized shares of Series B Convertible Preferred Stock of BestNet Communications Corporation be decreased by One Thousand (1,000) so that the number of authorized shares of Series B Convertible Preferred Stock be, and hereby is, reduced to Zero (0) shares and that such One Thousand (1,000) shares shall resume the status of authorized but unissued shares of Preferred Stock not allocated to any series.


     I, Paul H. Jachim, the Secretary of BestNet Communications Corporation, a Nevada corporation, do hereby certify that the foregoing is a true and correct copy of the resolution adopted by the action of the Board of Directors of BestNet Communications Corporation on April 24, 2003.


                                            /s/  Paul H. Jachim
                                            -----------------------------------
                                                 Paul H. Jachim, Secretary